P2810-ENERTOPIA CORPORATION
RADIO/TV and INTERNET AGREEMENT
Ticker: “ENRT”

INCLUDES: National Radio through 9/15/14
And HDTV Full Feature - 8 Minutes
Full Internet Services with One Source
including search engine optimizations.

Mr. Robert McAllister, President
Enertopia Corporation
Suite 950 – 1130 West Pender Street
Vancouver, BC CANADA V6E 4A4

Phones:
Company:	250-765-6412
FAX:	604-685-1602

mcallister@enertopia.com and kameo300@gmail.com

PLEASE DOWNLOAD THE FOLLOWING DISCOUNTED
NATIONAL “AMERICAN SCENE RADIO”
AGREEMENT FOR
ENERTOPIA CORPORATION
THROUGH
Setember 15, 2014
with WALLSTREETCAST TELEVISION FEATURE AND
FULL INTERNET SERVICES

March 6, 2014

Mr. Robert McAllister, President
Enertopia Corporation
Suite 950 – 1130 West Pender Street
Vancouver, BC CANADA V6E 4A4

VIA E-MAIL: mcallister@enertopia.com
kameo300.com@gmail.com

Dear Rob:

Per yesterday’s phone conversation, here is our national RADIO, TELEVISION and INTERNET Agreement for placing Enertopia Corporation on American Scene Radio nationally through September 15, 2014, and for providing full Television and Internet Services for this same period.

This Agreement covers six months starting immediately and discounted to lower than standard rates, then lowered by another ten percent for advance payment. All this is detailed in the attached Agreement and Invoice.

Also, our co-branding and airing with INVESTORS BUSINESS DAILY, helps to increase Enertopia’s constant exposure.

We know that the combination of talk radio and national and worldwide television is a marvelous way to turbo-charge and accelerate our Media campaign with our 8-minute Corporate Video Feature and Internet Services designed to provide Enertopia with heightened awareness and exposure.

We plan all of this with you—with radio interviews beginning the week of March 10th. Television pre-production will also begin at once. Please call me if you have any questions. Upon approval, please sign and SCAN this Agreement, and E-mail back to us, or you may FAX to our new number.

My direct phone number is 954-394-2223. Wire instructions are on the attached INVOICE. Sean Crowley is our Producer, and his direct line is 954-821-0008; he assists me in arranging interview dates and times for Radio as well as Television Production and Internet Services. Please note our new address. Thank you, Rob.

Sincerely,

Steve
Stephen E. Crowley
Chairman and CEO
MoneyVentions Inc.

LETTER OF AGREEMENT RE:
PURCHASE OF NATIONAL RADIO MEDIA ON AMERICAN SCENE RADIO,
TELEVISION FOR WALLSTREETCAST and INTERNET SERVICES
THROUGH ONE SOURCE SUBSIDIARY
WITH PARENET COMPANY PRODUCER: MONEYVENTIONS INC.

This Letter of Agreement is between the parties: MoneyVentions Inc., (MV) which owns and produces the Radio and TV Programs “Steve Crowley’s American Scene” referred to as “SCAS”, for Enertopia Corporation, “Buyer” of Radio Programs, plus the WallStreetCast Television Features and all Internet Services.

WHEREAS: Enertopia Corporation desires to be a primary sponsor of SCAS, and the word primary means sponsoring SCAS for 6 (six) months, and said radio programs to include seven to ten minute Corporate profile segments (including interviews with buyer-appointed individual twice weekly), and also WallStreetCast on Television, and One Source Internet services through 9/15/14.

AND WHEREAS: MCH is desirous of providing said Radio, Television and Internet services for Buyer to market and advertise its Company.

NOW THEREFORE, the parties hereby further agree to the following prices, terms, conditions and mutual and several responsibilities:

(1). TIME AND PRICE: The time period for the Radio shall be six months of Radio interview days through 9/15/14 at the discounted payment rate $8,900.00. Television Production services are discounted to $9,500.00, and full Internet Services through 9/15/14 for $5,750.00.

(2). TERMS: Payment are computed as follows: Total of $24,150.00 less a 10% discount of $2,415.00 with net of $21,735.00 is due on or before March 11, 2014 for all services to begin the week of March 10, 2014. Payment is to be made via wire transfer to Moneyventions Inc.

B. PROGRAMMING CONTENT AND COMMERCIALS: S.C.A.S. Radio airs week-day afternoons on National Talk Radio from 4 PM to 5 PM Eastern, plus all hours LIVE on the Internet via www.wsbrradio.com. Television programs air within WallStreetCast on the Internet, Company sites and on the FOX Business Network as mutually approved available times and dates when program is complete.

C. "LIVE" VERSUS "LIVE ON TAPE" PROGRAMMING: MCH and Buyer hereby mutually agree that at least 80 percent shall be produced, and aired LIVE.

Therefore, because of holidays, vacations, and Mr. Crowley's other responsibilities up to 26 programs annually may air "LIVE ON DIGITAL DISC", and rebroadcast with the message they are "best of" programs. When Buyer spokesperson is not available for scheduled guest appearance, MCH will run a digitally-recorded interview segment whenever timely and practical.

D. INDEMNIFICATION: Buyer hereby indemnifies Moneyventions Inc., and otherwise holds Crowley harmless, and Steve Crowley personally, from any legal actions brought against Steve Crowley personally and/or MV resulting for any reason whatsoever. MV and Crowley likewise indemnify and hold Buyer harmless.

E. COMPLIANCE, DISCLOSURE AND DISCLAIMER ISSUES: Crowley and MCH shall be responsible for disclosing its paid advertising relationship with Buyer on the air at least twice per hour on Radio (once per half-hour on television) during which either (a) Buyer representative participates on the air or (b) during which Crowley mentions Buyer on the air. The Securities and Exchange Commission requires that both the compensation relationship and the amount thereof must be disclosed on the air, and this is exactly what is done during the aforementioned radio programs. Disclosures are aired during each Radio and Television program.

If Buyer has other disclosure requirements under FINRA and/or N.A.S.D. Rules and Regulations, it shall immediately inform Crowley and MV in writing so that Crowley can assure that such disclosures are made on each program on which Buyer’s message airs LIVE and/or on tape.

The Buyer’s management, control and ownership position with Enertopia Corporation and “ENRT” must be mentioned and fully disclosed to listeners. Crowley shall also disclaim on the air, via LIVE and/or taped messages, that “all investments carry varying degrees of risk, so please investigate before you invest before you make an investing decision”. This assures that listeners and viewers comprehend the inherent risk factors.

F. ARBITRATION: Because the parties wish to continue their cordial and cooperative working relationship throughout the duration of this Agreement, all parties hereby agree that any disagreements or disputes arising from this Agreement and relationship shall be settled through professional arbitration.

G. BROADCAST AUTHORITY: Crowley hereby stipulates that he has the rights and ability to broadcast the S.C.A.S. Radio program, as stated, nationally for hours 4 to 5 PM Eastern. And all hours are LIVE on the Internet.

H. INVESTMENT LICENSE AUTHORITY: Buyer hereby affirms and stipulates that client maintains all the current and proper licensing for all the services, companies and stock that it promotes on SCAS Radio programs and on all other media related to this Agreement.

I. MUTUALLY COOPERATIVE PRODUCTION EFFORTS: MV and Buyer hereby stipulate that they will mutually cooperate to plan and schedule radio and television productions times that are convenient and agreeable to both parties.

J. TELEVISION PRODUCTIONS: Buyer representative and MoneyVentions Inc. shall arrange convenient times for TV interview taping either in Canada or facilities in Florida. Company Enertopia shall supply any available B-roll video which will add to the quality of the feature report and is in proper HDTV usable format. MV shall produce custom graphics for the Buyer, and shoot other video in Canada that might be appropriate and useful to final feature productions.

K. MISCELANEOUS: This Agreement shall be interpreted under the laws in the State of Florida.

ALL OF THE AFOREMENTIONED TERMS AND CONDITIONS ARE HEREBY AGREED TO, WITHOUT EXCEPTION, BY THE UNDERSIGNED:

Program Provider:

_________________________

Stephen E. Crowley, President and CEO	Date: March 6, 2014
MoneyVentions Inc.
DBA: Money Channel

Buyer:

Date: March __, 2014
Name:
Title:
Company: Enertopia Corporation

March 6, 2014

Mr. Robert McAllister, President
Enertopia Corporation
Suite 950 – 1130 West Pender Street
Vancouver, BC CANADA V6E 4A4

VIA E-MAIL: mcallister@enertopia.com
kameo300@gmail.com

INVOICE

National Radio, Television and Internet Media through September 15, 2014 per Agreement dated March 6, 2014:

Radio ...........................................................................................................................................$ 8,900.00
Television ...................................................................................................................................$ 9,500.00
Internet ......................................................................................................................................$ 5,750.00

TOTAL ........................................................................................$ 24,150.00

Less: 10 Percent ........................................................................($ 2,415.00)

Payment due on or before March 11, 2014 .......................................................................$ 21,735.00

PLEASE WIRE TO:
Moneyventions Inc.
5321 Lyons Road
Coconut Creek, FL 33073
Wells Fargo N. A.
Account: ‘5563609600’
ABA#: 063107513
Routing #: 121000248
Swift Code: WFBIUS6S

Please DO NOT Mail.

THANK YOU! OUR NEW ADDRESS AND FAX ON FOLLOWING PAGE…

PLEASE NOTE: NEW MAIN OFFICE:

OUR ADDRESS:	5489 Wiles Road, Suite 306 FAX: 954-301-0226
Coconut Creek, FL 33073 (New)

Steve’s Direct Phone: 1-954-394-2223